Exhibit 99.1
IDEX Corporation First Quarter 2009 Earnings Release April 21, 2009

Agenda Q1 2009 Summary Q1 2009 Segment Performance Fluid & Metering Health & Science Dispensing Equipment Fire & Safety / Diversified 2009 Guidance Overview and Summary Q&A

Replay Information Dial toll-free: 888.203.1112 International: 719.457.0820 Conference ID: #3284764 Log on to: www.idexcorp.com

Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion will include forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC.

Q1 2009 Financial Performance Q1 '09 Q1 '08 Var Orders $336 $402 (16)% Sales $327 $372 (12)% Adj. Op Margin* 13.6% 17.6% (400)bp Adj. EBITDA* $58 $78 (26)% Adj. EPS* $.33 $.48 (31)% FCF $13 $24 (46)% Weaker than anticipated sales; Cost reductions in place *Q1'09 adjusted for $2.3M of restructuring expense and $3.1M inventory fair value expense

Fluid & Metering

IDEX CORPORATION

	Q1 '09	Q1 '08	Change
Orders	$153.8	$182.2	(16)%
Sales	$157.0	$170.9	(8)%
-Organic			(17)%
-Acquisition			12%
-Currency			(3)%
Operating Margin*	15.3%	18.5%	(320)bp
Op Margin excl acq*	16.2%	18.5%	(230)bp

*Q1'09 Op Margin excludes restructuring expense and inventory fair value expense







2009 Outlook

- Q2'09 vs Q1'09: Chemical end markets down, water / waste water projects constrained by budgets – flat to modest growth, global energy markets – flat to modest growth
- 2H'09 vs 1H'09: Do not expect chemical end markets to improve, water / waste water benefit from stimulus funding late in year, stable global energy markets

Economic pressure in the near-term; well-positioned in the long-term

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Health & Science *Q1'09 Op Margin excludes restructuring expense and inventory fair value expense 2009 Outlook Q2'09 vs Q1'09: Slow down in OEM demand - down slightly 2H'09 vs 1H'09: Expect leveling off of decline and flat to modest growth HST Core business: Long-term platform for growth Q1 '09 Q1 '08 Change Orders $75.6 $89.7 (16)% Sales Organic Acquisition Currency $74.2 $83.6 (11)% (14)% 5% (2)% Operating Margin* Op Margin excl acq 17.0% 16.0% 18.0% 18.0% (100)bp (200)bp

Dispensing Equipment 2009 Outlook Q2'09 vs Q1'09: Seasonality and large retailer replenishment order will mitigate downside 2H'09 vs 1H'09: Flat to down due to lack of retail customer capital commitment across both North American and European markets Continued market softness in North America and Europe Q1 '09 Q1 '08 Change Orders $48.8 $56.1 (13)% Sales -Organic Currency $32.9 $50.0 (34)% (27)% (7)% Operating Margin 12.1% 22.5% n/m

Fire & Safety / Diversified Products

IDEX CORPORATION

	Q1 '09	Q1 '08	Change
Orders	$62.5	$75.0	(17)%
Sales -Organic -Currency	$65.0	$68.7	(5)% 4% (9)%
Operating Margin	20.9%	25.8%	(490)bp







2009 Outlook

- Q2'09 vs Q1'09: Continued global demand in rescue tools, fire suppression stable, band clamping markets pressured. Overall, flat to modest decline.
- 2H'09 vs 1H'09: Continued global expansion for rescue tools, stable end markets for fire suppression, band clamping continued to be pressured – keeping a close watch on municipal spending. In total flat to modest decline expected.

Global growth in fire suppression and rescue tools; pressure on band clamping

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2009 Guidance Overview Challenging economic conditions Revised cost structure requirements: Headcount reductions Prudent additional discretionary cost actions On-going contingency planning Fundamental IDEX operating initiatives on track Three scenarios analyzed No significant sequential revenue increase; with cost actions Normalized seasonality Modest 2nd half recovery

2009 Sales / EPS

2009 Guidance Summary FY 2009 EPS estimate range: $1.35 - $1.55 Organic growth down 12 - 15% Negative Fx impact of 3 - 4% to sales (at current rates) Acquisitions add 5 - 7% to sales Excludes potential 3-5 cents of additional restructuring (timing TBD) Other modeling items Tax rate = 34% Capex = $20 - $25M 1.1x to 1.2x free cash conversion (to net income) Q2 2009 EPS estimate range: $0.34 - $0.38 Organic growth down in excess of 15% Negative Fx impact of 4% to sales (at current rates) Acquisitions add 5 - 7% to sales

Q&A